Exhibit 10.3

Execution Version

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

SCIPLAY CORPORATION

AND

CERTAIN SECURITYHOLDERS

DATED AS OF May 7, 2019

TABLE OF CONTENTS

		Page

	ARTICLE I

	Effectiveness

Section 1.1.	Effectiveness	2

	ARTICLE II

	Definitions

Section 2.1.	Definitions	2

	ARTICLE III

	Registration Rights

Section 3.1.	Demand Registration	7

Section 3.2.	Shelf Registration	9

Section 3.3.	Piggyback Registration	13

Section 3.4.	Lock-Up Agreements	15

Section 3.5.	Registration Procedures	15

Section 3.6.	Underwritten Offerings	21

Section 3.7.	No Inconsistent Agreements; Additional Rights	23

Section 3.8.	Registration Expenses	23

Section 3.9.	Indemnification	23

Section 3.10.	Rules 144 and 144A and Regulation S	27

Section 3.11.	Existing Registration Statements	27

	ARTICLE IV

	Miscellaneous

Section 4.1.	Authority: Effect	28

Section 4.2.	Notices	28

Section 4.3.	Termination and Effect of Termination	29

Section 4.4.	Permitted Transferees	29

Section 4.5.	Remedies	30

Section 4.6.	Amendments	30

Section 4.7.	Governing Law	30

i

ii

This REGISTRATION RIGHTS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of May 7, 2019, is made by and among:

i. SciPlay Corporation, a Nevada corporation (the “Company”);

ii. SG Social Holding Company I, LLC, a Nevada limited liability company (“SG Holding I”);

iii. SG Social Holding Company, LLC, a Nevada limited liability company (“SG Holding”); and

iv. such other Persons, if any, that from time to time become party hereto as holders of Registrable Securities (as defined herein) pursuant to Section 4.4.

RECITALS

WHEREAS, on the date hereof, the Company priced an initial public offering (the “IPO”) of shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock” and such shares, the “Shares”);

WHEREAS, concurrent with the execution hereof, the Company, SciPlay Parent Company, LLC, a Nevada limited liability company (“SciPlay LLC”), and the Members (as defined herein) are entering into that certain Amended and Restated Operating Agreement of SciPlay LLC (such agreement, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Operating Agreement”);

WHEREAS, in connection with the effectiveness of the Operating Agreement, among other things, SciPlay LLC has provided the Members with a redemption right pursuant to which the Members may cause SciPlay LLC to redeem their Common Units (subject to the Company’s right, at the Company’s option, to effect a direct exchange in lieu of such redemption) for Class A Common Stock or cash on the terms set forth in the Operating Agreement;

WHEREAS, upon the closing of the IPO (the “Closing”), the Company intends to purchase (a) newly issued Common Units (as defined herein) from SciPlay LLC and (b) existing Common Units held by SG Holding I, in each case using the net proceeds from the IPO; and

WHEREAS, in connection with the transactions described above, the Company has agreed to grant to the Holders (as defined herein) certain rights with respect to the registration of the Registrable Securities (as defined herein) on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Effectiveness

Section 1.1.           Effectiveness.  This Agreement shall become effective upon the Closing.

ARTICLE II

Definitions

Section 2.1.           Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of non-public information that, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel to the Company: (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any specified Person, any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; provided that the Company, SciPlay LLC and each of SciPlay LLC’s subsidiaries shall not be Affiliates of SG Holding I or SG Holding for all purposes of this Agreement. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the Preamble.

“Block Trade Offering” means any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Class A Common Stock” shall have the meaning set forth in the Recitals.

“Closing” shall have the meaning set forth in the Recitals.

“Common Unit” means “Common Unit” as defined in the Operating Agreement.

“Company” shall have the meaning set forth in the Preamble.

“Demand Holder” means (i) SG Holding I and each of its Affiliates holding Registrable Securities, taken together, and (ii) each Holder to which a Demand Holder transfers Registrable Securities and that, immediately following such transfer, holds, together with its Affiliates holding any such Registrable Securities received from such Demand Holder, Registrable Securities representing 10% of the combined voting power of the Company’s common stock, and each such Affiliate, in each case, for so long as such Person holds Registrable Securities.

“Demand Notice” shall have the meaning set forth in Section 3.1.3.

“Demand Registration” shall have the meaning set forth in Section 3.1.1(a).

“Demand Registration Request” shall have the meaning set forth in Section 3.1.1(a).

“Demand Registration Statement” shall have the meaning set forth in Section 3.1.1(c).

“Demand Suspension” shall have the meaning set forth in Section 3.1.6.

“Direct Exchange” means “Direct Exchange” as defined in the Operating Agreement.

“Demanding Holder” means any Demand Holder that exercises a right to request a Demand Registration pursuant to Section 3.1.

“Effective Date” means the date of the Closing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a controlled Affiliate of the Company pursuant to a stock option, stock purchase or similar plan on Form S-8 (or its successor form) approved by the Board of Directors of the Company or (ii) a registration on Form S-4 (or its successor form).

“FINRA” means the Financial Industry Regulatory Authority.

“Holders” means the holders of Registrable Securities party to this Agreement from time to time.

“IPO” shall have the meaning set forth in the Recitals.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Issuer Shares” means the shares of Class A Common Stock or other equity securities of the Company, and any securities into which such shares of Class A Common Stock or other equity securities shall have been changed or any securities resulting from any reclassification or recapitalization of such shares of Class A Common Stock or other equity securities.

“Loss” shall have the meaning set forth in Section 3.9.1.

“Member” means “Members” as defined in the Operating Agreement.

“Operating Agreement” shall have the meaning set forth in the Recitals.

“Participation Conditions” shall have the meaning set forth in Section 3.2.5(b).

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division.

“Piggyback Notice” shall have the meaning set forth in Section 3.3.1.

“Piggyback Registration” shall have the meaning set forth in Section 3.3.1.

“Potential Takedown Participant” shall have the meaning set forth in Section 3.2.5(b).

“Prospectus” means (i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus, and (ii) any Issuer Free Writing Prospectus.

“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form).

“Redemption” means “Redemption” as defined in the Operating Agreement.

“Registrable Securities” means (i) all shares of Class A Common Stock held by the Persons who are party to this Agreement that have been issued by the Company pursuant to a Redemption or Direct Exchange and (ii) all shares of Class A

Common Stock directly or indirectly issued to such Persons with respect to the securities referred to in clause (i) above by way of unit or stock dividend or distribution or unit or stock split, or in connection with a combination of units or shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (w) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (x) such securities shall have been Transferred to the public pursuant to Rule 144 and the restrictive legend and any stop transfer restrictions have been removed, (y) such holder is able to immediately distribute such securities publicly without any restrictions on transfer (including without application of paragraphs (c), (d), (e), (f) and (h) of Rule 144) or (z) such securities shall have ceased to be outstanding. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and such Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a Holder hereunder; provided that a Holder may only request that Registrable Securities in the form of Class A Common Stock be registered pursuant to this Agreement.

“Registration” means registration under the Securities Act of the offer and sale to the public of any Issuer Shares under a Registration Statement. The terms “register”, “registered” and “registering” shall have correlative meanings.

“Registration Expenses” shall have the meaning set forth in Section 3.8.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement, other than a registration statement (and related Prospectus) filed on Form S-4 or Form S-8 or any successor form thereto.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“SciPlay LLC” shall have the meaning set forth in the Recitals.

“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“SG Holding” shall have the meaning set forth in the Preamble.

“SG Holding I” shall have the meaning set forth in the Preamble.

“Shelf Period” shall have the meaning set forth in Section 3.2.3.

“Shelf Registration” shall have the meaning set forth in Section 3.2.1(a).

“Shelf Registration Notice” shall have the meaning set forth in Section 3.2.2.

“Shelf Registration Request” shall have the meaning set forth in Section 3.2.1(a).

“Shelf Registration Statement” shall have the meaning set forth in Section 3.2.1(a).

“Shelf Suspension” shall have the meaning set forth in Section 3.2.4.

“Shelf Takedown Notice” shall have the meaning set forth in Section 3.2.5(b).

“Shelf Takedown Request” shall have the meaning set forth in Section 3.2.5(a).

“Transfer” means, with respect to any Registrable Security, any interest therein, or any other securities or equity interests, a direct or indirect transfer, sale, exchange, assignment or other disposition thereof, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise. “Transferred” shall have a correlative meaning.

“Underwritten Public Offering” means an underwritten Public Offering, including any Block Trade Offering.

“Underwritten Shelf Takedown” means an Underwritten Public Offering pursuant to an effective Shelf Registration Statement.

“Underwritten Shelf Takedown Request” means a Shelf Takedown Request with respect to an Underwritten Shelf Takedown.

“WKSI” means any Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act (or any successor rule) at the most recent eligibility determination date specified in paragraph (2) of that definition.

Section 2.2. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE III

Registration Rights

The Company will perform and comply, and cause each of its controlled Affiliates to perform and comply, with such of the following provisions as are applicable to it. Each Holder will perform and comply with such of the following provisions as are applicable to such Holder.

Section 3.1.           Demand Registration.

Section 3.1.1.        Request for Demand Registration.

(a)           Following the Effective Date, each Demand Holder shall have the right to make written requests from time to time (a “Demand Registration Request”) to the Company for Registration of all or part of the Registrable Securities held by such Demand Holder. Any such Registration pursuant to a Demand Registration Request shall hereinafter be referred to as a “Demand Registration.”  Each such Demand Registration Request shall be in respect of at least $50 million in anticipated aggregate net proceeds from all shares sold pursuant to such registration (including after giving effect to net proceeds expected to be received by any Holder that participates in such offering after delivering written notice pursuant to Section 3.1.3 or otherwise).

(b)           Each Demand Registration Request shall specify (x) the aggregate amount of Registrable Securities to be registered, and (y) the intended method or methods of disposition thereof.

(c)           Upon receipt of the Demand Registration Request, the Company shall as promptly as reasonably practicable file a Registration Statement (a “Demand Registration Statement”), as specified in the Demand Registration Request for such Demand Registration, relating to such Demand Registration. The Company shall use its reasonable best efforts to cause such Demand Registration Statement to be declared effective as promptly as reasonably practicable.

Section 3.1.2.  Limitation on Demand Registrations.  The Company shall not be obligated to take any action to effect any Demand Registration if a Demand Registration was declared effective or an Underwritten Shelf Takedown (other than a Block Trade Offering) was consummated within the preceding 60 days (unless otherwise consented to by the Board of Directors of the Company).

Section 3.1.3.  Demand Notice.  Promptly upon receipt of a Demand Registration Request pursuant to Section 3.1.1 (but in no event more than three Business Days thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Demand Registration Request to all other Holders and the Demand Notice shall offer each such Holder the opportunity to include in the Demand Registration that number of Registrable Securities as each such Holder may request in writing.  Subject to Section 3.1.7, the Company shall include in the Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three Business Days after the date that the Demand Notice was delivered.

Section 3.1.4.  Demand Withdrawal.  Any Holder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 3.1.3 (including any Demanding Holder) may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the execution of the underwriting agreement related to such Demand Registration.  Upon receipt of a notice to such effect from a Demanding Holder (or if there is more than one Demanding Holder, from all such Demanding Holders) with respect to all of the Registrable Securities included by such Demanding Holder(s) in such Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement.

Section 3.1.5.  Effective Registration.  The Company shall use reasonable best efforts to cause the Demand Registration Statement to become effective and remain effective for not less than 180 days plus the duration of any suspension period (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or, if such Demand Registration Statement relates to an Underwritten Public Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer.

Section 3.1.6.  Delay in Filing; Suspension of Registration.  If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration

Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (i) more than once during any 12-month period or (ii) for a period exceeding 60 days on any one occasion.  In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above.  The Company shall immediately notify the Holders in writing upon the termination of any Demand Suspension.  Notwithstanding the provisions of this Section 3.1.6, the Company may not postpone the filing or effectiveness of, or suspend use of, a Demand Registration Statement past the date upon which the applicable Adverse Disclosure is disclosed to the public or otherwise ceases to constitute Adverse Disclosure.  During a Demand Suspension, the Company shall be prohibited from filing a registration statement for its own account or for the account of any other Holder or holder of its securities and, upon termination of any Demand Suspension, the Company shall promptly amend or supplement the applicable Prospectus, if necessary, so it does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request.

Section 3.1.7.  Priority of Securities Registered Pursuant to Demand Registrations.  If the managing underwriter or underwriters of a proposed Underwritten Public Offering of the Registrable Securities included in a Demand Registration advise the Company in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (x) first, 100% of the Registrable Securities requested to be registered by the initiating Demand Holder, (y) second, and only if all the securities referred to in clause (x) have been included, for each Holder (other than the initiating Demand Holder) that has requested to participate in such Demand Registration, an amount equal to such Holder’s pro rata share of the total number of such Registrable Securities requested to be registered or sold by Holders other than the initiating Demand Holder that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, and (z) third, and only if all the securities referred to in clause (y) have been included, the number of other securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect.

Section 3.2.           Shelf Registration.

Section 3.2.1.        Request for Shelf Registration.

(a)           Upon the written request of any Demand Holder from time to time following the date on which the Company becomes eligible to use

Form S-3 or any similar short-form registration statement (a “Shelf Registration Request”), the Company shall promptly file with the SEC a shelf Registration Statement pursuant to Rule 415 under the Securities Act (“Shelf Registration Statement”) relating to the offer and sale of Registrable Securities by any Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement and the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective under the Securities Act as promptly as reasonably practicable.  Any such Registration pursuant to a Shelf Registration Request shall hereinafter be referred to as a “Shelf Registration.”

(b)           If on the date of the Shelf Registration Request: (i) the Company is a WKSI, then the Shelf Registration Request may request Registration of an unspecified amount of Registrable Securities; and (ii) the Company is not a WKSI, then the Shelf Registration Request shall specify the aggregate amount of Registrable Securities to be registered.

Section 3.2.2.  Shelf Registration Notice.  Promptly upon receipt of a Shelf Registration Request (but in no event more than three Business Days thereafter), the Company shall deliver a written notice (a “Shelf Registration Notice”) of any such request to all other Holders, which notice shall specify, if applicable, the amount of Registrable Securities to be registered, and the Shelf Registration Notice shall offer each such Holder the opportunity to include in the Shelf Registration that number of Registrable Securities as each such Holder may request in writing.  Subject to Section 3.2.6, the Company shall include in such Shelf Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three Business Days after the date that the Shelf Registration Notice has been delivered.

Section 3.2.3.  Continued Effectiveness.  The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming part of the Shelf Registration Statement to be usable by Holders until the earlier of: (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act; and (ii) the date as of which no Holder holds Registrable Securities (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) (such period of effectiveness, the “Shelf Period”). Subject to Section 3.2.4, the Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

Section 3.2.4.  Suspension of Registration.  If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension (i) more than one time during any 12-month period, or (ii) for a period exceeding 60 days on any one occasion.  In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus and in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders in writing upon the termination of any Shelf Suspension and, upon such termination, promptly amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request.  Notwithstanding the provisions of this Section 3.2.4, the Company may not postpone the filing or effectiveness of, or suspend use of, a Shelf Registration Statement past the date upon which the applicable Adverse Disclosure is disclosed to the public or otherwise ceases to be Adverse Disclosure.  During a Shelf Suspension, the Company shall be prohibited from filing a registration statement for its own account or for the account of any other Holder or holder of its securities.

Section 3.2.5.  Shelf Takedown.

(a)           At any time during which the Company has an effective Shelf Registration Statement with respect to a Demand Holder’s Registrable Securities, by notice to the Company specifying the intended method or methods of disposition thereof, such Demand Holder may make a written request (a “Shelf Takedown Request”) to the Company to effect a Public Offering, including an Underwritten Shelf Takedown, of all or a portion of such Demand Holder’s Registrable Securities that are covered by such Shelf Registration Statement, and as soon as practicable the Company shall amend or supplement the Shelf Registration Statement for such purpose; provided that any Underwritten Shelf Takedown Request that does not include all of the Registrable Securities then held by the initiating Demand Holder that are covered by the applicable Shelf Registration Statement shall be in respect of at least $25 million in anticipated net proceeds in the aggregate (including after giving effect to net proceeds expected to be received by any Holder that participates in such offering after delivering a written notice pursuant to Section 3.2.5(b)).

(b)           Promptly upon receipt of any Underwritten Shelf Takedown Request (but in no event more than three Business Days thereafter), the Company shall deliver a notice (a “Shelf Takedown

Notice”) to each other Holder with Registrable Securities covered by the applicable Registration Statement (each a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown that number of Registrable Securities as each such Potential Takedown Participant may request in writing.  Subject to Section 3.2.6, the Company shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three Business Days after the date that the Shelf Takedown Notice has been delivered. Any Potential Takedown Participant’s request to participate in an Underwritten Shelf Takedown in connection with a proposed Block Trade Offering shall be binding on the Potential Takedown Participant; provided that each such Potential Takedown Participant that elects to participate may condition its participation on such Underwritten Shelf Takedown being completed within 10 Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Potential Takedown Participant of not less than 90% (or such lesser percentage specified by such Potential Takedown Participant in writing) of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Potential Takedown Participant’s election to participate (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions in any Block Trade Offering, all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 3.2.5 shall be determined by the initiating Demand Holder; provided that if such Underwritten Shelf Takedown is to be completed and subject to the Participation Conditions in any Block Trade Offering, each Potential Takedown Participant’s pro rata share of the Registrable Securities being sold shall (subject to Section 3.2.6) be included in such Underwritten Shelf Takedown if such Potential Takedown Participant has complied with the requirements set forth in this Section 3.2.5.  For any Underwritten Shelf Takedown that is not a Block Trade Offering, any Holder that has requested its Registrable Securities be included in such Underwritten Shelf Takedown pursuant to this Section 3.2.5 may withdraw all or any portion of its Registrable Securities included in an Underwritten Shelf Takedown from such Underwritten Shelf Takedown at any time prior to the execution of the underwriting agreement related to such Underwritten Shelf Takedown.

(c)           The Company shall not be obligated to take any action to effect any Underwritten Shelf Takedown if a Demand Registration or an Underwritten Shelf Takedown (other than a Block Trade Offering) was consummated within the preceding 60 days (unless otherwise consented to by the Board of Directors of the Company).

Section 3.2.6.  Priority of Securities Sold Pursuant to Shelf Takedowns.  If the managing underwriter or underwriters of a proposed Underwritten Shelf Takedown pursuant to Section 3.2.5 advise the Company in writing that, in its or their opinion, the number of securities requested to be included in the proposed Underwritten Shelf Takedown exceeds the number that can be sold in such Underwritten Shelf Takedown without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities to be included in such offering shall be (x) first, 100% of the Registrable Securities requested to be registered by the initiating Demand Holder, (y) second, and only if all the securities referred to in clause (x) have been included, for each Holder (other than the initiating Demand Holder) that has requested to participate in such Underwritten Shelf Takedown, an amount equal to such Holder’s pro rata share of the total number of such Registrable Securities requested to be registered or sold by Holders other than the initiating Demand Holder that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, and (z) third, and only if all the securities referred to in clause (y) have been included, the number of other securities that, in the opinion of such managing underwriter or underwriters can be sold without having such adverse effect.

Section 3.3.           Piggyback Registration.

Section 3.3.1.  Participation.  If the Company at any time proposes to file a Registration Statement under the Securities Act or to conduct a Public Offering with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration under Sections 3.1 or 3.2 or (ii) an Excluded Registration), then, as soon as practicable (but in no event less than five Business Days prior to the proposed date of filing of such Registration Statement or, in the case of any such Public Offering, the anticipated pricing or trade date), the Company shall give written notice (a “Piggyback Notice”) of such proposed filing or Public Offering to all Holders, and such Piggyback Notice shall offer the Holders the opportunity to register under such Registration Statement, or to sell in such Public Offering, such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 3.3.2, the Company shall include in such Registration Statement or in such Public Offering as applicable, all such Registrable Securities that are requested to be included therein within three Business Days after the receipt by such Holder of any such notice; provided, however, that if at any time after giving written notice of its intention to register or sell any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, or the pricing or trade date of such Public Offering, the Company shall determine for any reason not to register or sell or to delay Registration or the sale of such securities, the Company shall promptly give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register or sell, the Company shall be relieved of its obligation to register or sell any Registrable Securities in connection with such

Registration or Public Offering (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders entitled to request that such Registration or sale be effected as a Demand Registration under Section 3.1 or an Underwritten Shelf Takedown under Section 3.2, as the case may be, and (ii) in the case of a determination to delay Registration or sale, in the absence of a request for a Demand Registration or an Underwritten Shelf Takedown, as the case may be, the Company shall be permitted to delay registering or selling any Registrable Securities, for the same period as the delay in registering or selling such other securities. If the offering pursuant to such Registration Statement or Public Offering is to be an Underwritten Public Offering, then each Holder making a request for a Piggyback Registration pursuant to this Section 3.3.1 shall, and the Company shall, make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such underwritten offering. If the offering pursuant to such Registration Statement or Public Offering is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 3.3.1 shall, and the Company shall, make such arrangements so that each such Holder may participate in such offering on such basis. Any Holder shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Company of its request to withdraw; provided that such request must be made in writing prior to the execution of the underwriting agreement.

Section 3.3.2.  Priority of Piggyback Registration.  If the managing underwriter or underwriters of any proposed offering of Registrable Securities included in a Piggyback Registration informs the Company and the participating Holders in writing that, in its or their opinion, the number of securities that such Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (x) first, 100% of the securities that the Company or (subject to Section 3.7) any Person (other than a Holder) exercising a contractual right to demand Registration, as the case may be, proposes to sell, and (y) second, and only if all the securities referred to in clause (x) have been included, for each Holder that has requested to participate in such offering an amount equal to such Holder’s pro rata share of the total number of such Registrable Securities requested to be registered or sold by Holders that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect and (z) third, and only if all of the Registrable Securities referred to in clause (y) have been included in such Registration, any other securities eligible for inclusion in such Registration.

Section 3.3.3.  No Effect on Other Registrations.  No Registration of Registrable Securities effected pursuant to a request under this Section 3.3 shall be deemed to have been effected pursuant to Sections 3.1 and 3.2 or shall relieve the Company of its obligations under Sections 3.1 and 3.2.

Section 3.4.           Lock-Up Agreements.  In connection with each Registration or sale of Registrable Securities pursuant to Section 3.1, 3.2 or 3.3 conducted as an Underwritten Public Offering, each Holder agrees, if requested, to become bound by and to execute and deliver such lock-up agreement with the underwriter(s) of such Public Offering restricting such Holder’s right to (a) Transfer, directly or indirectly, any Registrable Securities or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Registrable Securities, as is entered into by any Demand Holder (in the case of a Registration or sale pursuant to Section 3.1 or 3.2) or the Company (in the case of a Registration or sale pursuant to Section 3.3) with the underwriter(s) of such Public Offering; provided, however, that no Holder shall be required to enter into a lock-up agreement covering a period of greater than 90 days after the date of the final Prospectus relating to such offering or such longer period as is agreed to by each of the Demand Holders (in the case of a Registration or sale pursuant to Section 3.1 or 3.2) or the Company (in the case of a Registration or sale pursuant to Section 3.3); provided, further, that in no event shall such lock-up period be greater than the period agreed to by the Company or its directors or officers or any other Demand Holder.  Notwithstanding the foregoing, such lock-up agreement shall not apply to (i) distributions-in-kind to a Demand Holder’s direct or indirect equityholders; (ii) Transfers in accordance with the terms of this Agreement or (iii) other customary exceptions that the underwriter(s) of such Underwritten Public Offering may agree to.

Section 3.5.           Registration Procedures.

Section 3.5.1.        Requirements.  In connection with the Company’s obligations under Sections 3.1, 3.2 and 3.3, the Company shall use its reasonable best efforts to effect any applicable Registration and to facilitate the sale of any applicable Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(a)           as promptly as is reasonably practicable prepare and file the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and, before filing a Registration Statement or Prospectus or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel, (y) subject to applicable law, make such changes in such documents concerning the Holders prior to the filing thereof as such Holders, or their counsel, may reasonably request and (z) subject to applicable law, except in the case of a Registration under Section 3.3, not file any Registration Statement or Prospectus or amendments or supplements thereto to which any participating Demand Holder or the underwriters, if any, shall reasonably object;

(b)           as promptly as is reasonably practicable prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by any Demand Holder with Registrable Securities covered by such Registration Statement, (y) reasonably requested by any participating Holder (to the extent such request relates to information relating to such Holder) or (z) necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)           notify the participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement thereto has been filed, (b) of any written comments by the SEC, or any request by the SEC or other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus, or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the SEC relating to, or which may affect, the Registration, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(d)           promptly notify each selling Holder and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus, which shall correct such misstatement or omission or effect such compliance;

(e)           to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added as selling security holders to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;

(f)            use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final Prospectus;

(g)           promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the Holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(h)           furnish to each selling Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(i)            deliver to each selling Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter (it being understood that the Company shall consent to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto);

(j)            on or prior to the date on which the applicable Registration Statement becomes effective, use its reasonable best efforts to register or qualify, and cooperate with the selling Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required by Section 3.1 or Section 3.2, as applicable; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(k)           cooperate with the selling Holders and the managing underwriter or underwriters, if any, to enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least three Business Days prior to any sale of Registrable Securities to the underwriters;

(l)            use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(m)          not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities if other than the CUSIP for the publicly traded Class A Common Stock;

(n)           make such representations and warranties to the Holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in public offerings similar to the offering then being undertaken;

(o)           enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as any participating Demand Holder or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

(p)           obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the most recent effective date of the Registration Statement or, in the event of an Underwritten Public Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(q)           in the case of an Underwritten Public Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Holders included in such Registration or sale, a comfort letter from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any controlled Affiliate of the Company or any business acquired by the Company or any of its controlled Affiliates for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(r)            cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(s)            use its reasonable best efforts to comply with all applicable securities laws and, if a Registration Statement was filed, make available, including through the SEC’s EDGAR filing system or any successor system, to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(t)            provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(u)           use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on the securities exchange on which the Company’s Class A Common Stock is then listed or quoted and on each inter-dealer quotation system on which the Company’s Class A Common Stock is then quoted;

(v)           make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Demand Holder with Registrable Securities covered by the applicable Registration Statement, by a representative appointed by the Holders of a majority of Registrable Securities covered by the applicable Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement;

(w)          in the case of a marketed Public Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(x)           take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(y)           take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any Registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(z)           to the extent that a Holder might reasonably be deemed to be an underwriter of any Registrable Securities or a “controlling person” (within the meaning of the Securities Act or the Exchange Act) of the Company, allow such Holder to propose language for insertion in such Registration Statement or comparable document, which in the reasonable judgment of such Holder and its counsel should be included, and the Company will consider in good faith inclusion thereof; and

(aa)         take all such other reasonable actions as are necessary or advisable in order to expedite or facilitate the Registration and disposition of such Registrable Securities in accordance with the terms of this Agreement.

Section 3.5.2.  Company Information Requests.  The Company may require each seller of Registrable Securities as to which any Registration or sale is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing and the Company may exclude from such Registration or sale the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

Section 3.5.3.  Discontinuing Registration.  Each Holder agrees that, as promptly as possible after receipt of any notice from the Company of the happening of any event of the kind described in Section 3.5.1(d), such Holder will promptly discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.5.1(d), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, or any amendments or supplements thereto, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 3.5.1(d) or is advised in writing by the Company that the use of the Prospectus may be resumed.

Section 3.6.           Underwritten Offerings.

Section 3.6.1.  Shelf and Demand Registrations.  If requested by the underwriters for any Underwritten Public Offering, pursuant to a Registration or sale under Section 3.1 or 3.2, the Company shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to each of the Company, each Demand Holder seeking to participate in such offering and the underwriters, and to contain such representations and warranties by the Company and such other terms as are customary in agreements of that type. The Holders of the Registrable Securities proposed to be distributed by such underwriters shall cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such Holders shall be parties to such underwriting agreement, which underwriting agreement shall contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by issuers to selling stockholders in public offerings similar to the applicable offering.

Section 3.6.2.  Piggyback Registrations.  If the Company proposes to register or sell any of its securities under the Securities Act as contemplated by Section 3.3 and such securities are to be distributed through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 3.3 and, subject to the provisions of Section 3.3.2, use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration or sale all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration or sale. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by issuers to selling stockholders in secondary public offerings.

Section 3.6.3.  Participation in Underwritten Registrations.  Subject to the provisions of Section 3.6.1 and Section 3.6.2 above, no Person may participate in any Underwritten Public Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

Section 3.6.4.  Selection of Underwriters.  In the case of an Underwritten Public Offering under Section 3.1 or 3.2, the managing underwriter or underwriters to administer the offering shall be determined by the Holders of a majority of Registrable Securities to be included in such Underwritten Public Offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company.

Section 3.7.           No Inconsistent Agreements; Additional Rights.  Neither the Company nor any of its controlled Affiliates shall hereafter enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement.  Without the prior written consent of each Demand Holder, neither the Company nor any of its controlled Affiliates shall enter into any agreement granting registration or similar rights to any Person that are prior in right, pari passu or inconsistent with the rights under this Agreement, and the Company hereby represents and warrants that, as of the date hereof, no registration or similar rights have been granted to any other Person other than pursuant to this Agreement.

Section 3.8.           Registration Expenses.  All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses of the Company (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants or independent auditors of the Company and any controlled Affiliates of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of counsel for each Demand Holder to the extent that it participates in such Registration or sale, (ix) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration or sale, (x) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xi) all expenses of the Company related to the “road-show” for any Underwritten Public Offering (including the reasonable out-of-pocket “road-show” expenses of each Demand Holder), including all travel, meals and lodging.  All such expenses are referred to herein as “Registration Expenses”. The Company shall not be required to pay any fees and disbursements to underwriters not customarily paid by the issuers of securities in an offering similar to the applicable offering, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities, which shall be paid by the participating Holders in proportion to the number of Registrable Securities offered and sold by or on behalf of each such Holder.

Section 3.9.           Indemnification.

Section 3.9.1.  Indemnification by the Company.  The Company shall, and it hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its Affiliates and its and its Affiliates’ respective officers, directors, partners, members, managers, stockholders and employees and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and reasonable legal expenses or other reasonable expenses actually incurred thereby in connection with investigating or defending any claim or proceeding resulting therefrom) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company or any of its controlled Affiliates including any report and other document filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided that no selling Holder shall be entitled to indemnification pursuant to this Section 3.9.1 in respect of any untrue or alleged untrue statement or omission or alleged omission made in any Registration Statement or other disclosure document in reliance upon, and in conformity with, written information furnished in writing by such selling Holder to the Company specifically for inclusion therein that has not been corrected in a subsequent writing prior to the sale of the Registrable Securities to the Person asserting the claim or (iii) any violation or alleged violation by the Company (or any of its agents or controlled Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.  This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

Section 3.9.2.  Indemnification by the Selling Holders.  Each selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person (other than such Holder) who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is made in reliance upon, and in conformity with, written information about such Holder furnished in writing by such selling Holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Holder pursuant to Section 3.9.4 and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

Section 3.9.3.  Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the prior written consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld or delayed. Notwithstanding the foregoing, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into in good faith more than 60 days after receipt by the indemnifying party of such request and more than 30 days after receipt of the proposed terms of such settlement and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 3.9.3, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction.

Section 3.9.4.  Contribution.  If for any reason the indemnification provided for in Section 3.9.1 and Section 3.9.2 is unavailable to an indemnified party (other than as a result of exceptions contained in Section 3.9.1 and Section 3.9.2) or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.9.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 3.9.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 3.9.1 and 3.9.2 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  If indemnification is available under this Section 3.9, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Sections 3.9.1 and 3.9.2 hereof without regard to the provisions of this Section 3.9.4. The remedies provided for in this Section 3.9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.  Notwithstanding the provisions of this Section 3.9.4, in connection with any Registration Statement filed by the Company, a selling Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such holder under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Holder pursuant to Section 3.9.2 and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale.

Section 3.10.         Rules 144 and 144A and Regulation S.  The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will take such further action as any Holder may reasonably request, including the delivery of customary opinions requested to effectuate such sales pursuant to Rule 144, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 3.11.         Existing Registration Statements.  Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a Registration Statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed Registration Statement may be amended or, subject to applicable securities laws, supplemented to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Holders demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration

Statements, by or at a specified time and the Company has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended.

ARTICLE IV

Miscellaneous

Section 4.1.           Authority: Effect.  Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

Section 4.2.           Notices.  Any notices, requests, demands and other communications required or permitted in this Agreement shall be effective if in writing and (i) delivered personally, (ii) sent by e-mail, or (iii) sent by overnight courier, in each case, addressed as follows:

if to the Company, to:

SciPlay Corporation

6601 Bermuda Road

Las Vegas, Nevada 89119

Attention:                    General Counsel

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention:                    Marc Jaffe

Facisimile:                 (212) 751-4864

E-mail:                                      Marc.Jaffe@lw.com

if to SG Holding I or to SG Holding, to:

SG Social Holding Company I, LLC

6601 Bermuda Road

Las Vegas, Nevada 89119

Attention:      Legal Department

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Attention:      Robert I. Townsend, III, Esq.

E-mail:          RTownsend@cravath.com

Notice to the holder of record of any Registrable Securities shall be deemed to be notice to the holder of such securities for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) on the date received if delivered by e-mail on a Business Day, or if not delivered on a Business Day, on the first Business Day thereafter and (iii) two Business Days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

Section 4.3.           Termination and Effect of Termination.  This Agreement shall terminate upon the date on which no Holder holds any Registrable Securities, except for the provisions of Sections 3.9, 4.2, 4.7, 4.8, 4.9 and 4.13 and this Section 4.3, which shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 3.9 hereof shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

Section 4.4.           Permitted Transferees.  The rights of a Holder hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Common Units or Registrable Securities effected in accordance with the terms of the Operating Agreement. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 4.4 will be effective unless the transferee to which the assignment is being made, if not a Holder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the transferee will be bound by, and will be a party to, this Agreement. A transferee to whom rights are transferred pursuant to this Section 4.4 may not again transfer those rights to any other transferee, other than as provided in this Section 4.4.

Section 4.5.           Remedies.  The parties to this Agreement shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver. The Company and its controlled Affiliates shall be jointly and severally liable for all obligations of each such party pursuant to this Agreement.

Section 4.6.           Amendments.  This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and each of the Demand Holders.  Each such amendment, modification, extension or termination shall be binding upon each party hereto and each other Holder; provided that no such amendment, modification, extension or termination that disproportionately and adversely affects any party hereto shall be binding upon such party unless agreed to in writing by such party.  In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party.

Section 4.7.           Governing Law.  This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

Section 4.8.           Consent to Jurisdiction.  Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its controlled Affiliates to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.2 hereof is reasonably calculated to give actual notice.

Section 4.9.           WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.9 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 4.10.         Merger; Binding Effect, Etc.  This Agreement (along with the Operating Agreement) constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Holder or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

Section 4.11.         Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

Section 4.12.         Severability.  In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

Section 4.13.         No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Holder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Holder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such, for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

SCIPLAY CORPORATION

By:	/s/ Michael D. Cody
	Name:	Michael D. Cody
	Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

SG SOCIAL HOLDING COMPANY I, LLC

By: SG Social Holding Company II, LLC, its sole member

By:	/s/ Michael A. Quartieri
	Name:	Michael A. Quartieri
	Title:	President, Chief Financial Officer and Secretary

SG SOCIAL HOLDING COMPANY, LLC

By: SG Social Holding Company I, LLC, its sole member

By: SG Social Holding Company II, LLC, its sole member

By:	/s/ Michael A. Quartieri
	Name:	Michael A. Quartieri
	Title:	President, Chief Financial Officer and Secretary

[Signature Page to Registration Rights Agreement]